SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


--------------------------------------------------------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 30, 2003


--------------------------------------------------------------------------------
                        ANTEON INTERNATIONAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

            Delaware                    001-31258               13-3880755
  (State or Other Jurisdiction       Commission File           (IRS Employer
        of Incorporation)                Number)            Identification No.)

      3211 Jermantown Road, Suite 700
             Fairfax, Virginia                                  22030-2801
  (Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (703) 246-0200

--------------------------------------------------------------------------------


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.     Description

     99.1 Press Release, dated July 30, 2003 announcing the Company's financial results for the second quarter ended, June 30, 2003.

     99.2 Reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 12.    Results of Operations and Financial Condition.

     On July 30, 2003, Anteon International Corporation, a Delaware corporation (the "Company"), issued a press release announcing the Company's financial results for the second quarter ended June 30, 2003, as well as the schedule for a conference call and "web cast" on the same date.

     A copy of the Company's press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. Also attached to this Current Report on Form 8-K as Exhibit 99.2 is a reconciliation of certain non-GAAP financial measures expected to be discussed by the Company during its earnings conference call to the most directly comparable GAAP financial measures and is incorporated by reference herein.

     The information contained in this Form 8-K, including the attached exhibits, is being furnished under Item 12 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

--------------------------------------------------------------------------------

                                                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ANTEON INTERNATIONAL CORPORATION

Date: July 30, 2003                          /s/    Curtis L. Schehr
------------------------                    ------------------------------------
                                             Curtis L. Schehr
                                             Senior Vice President,
                                             General Counsel and Secretary


--------------------------------------------------------------------------------


                                                             Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit No.     Description

     99.1 Press Release, dated July 30, 2003 announcing the Company's financial results for the second quarter ended, June 30, 2003.

     99.2 Reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measures.

                                                             Exhibit 99.1


FOR IMMEDIATE RELEASE



                                         Contacts:

                                                  Investors
                                                  Noreen Centracchio
                                                  (703) 246-0380
                                                  ncentracchio@anteon.com


                                                  Media
                                                  Tom Howell
                                                  (703) 246-0525
                                                  thowell@anteon.com



                   ANTEON REPORTS RECORD 2ND QUARTER RESULTS;


          Q2 organic revenue growth over 20%; Q2 fully diluted EPS of $0.28; Increase in full year 2003 guidance

     FAIRFAX, VA, July 30, 2003 - Anteon International Corporation (NYSE: ANT), a leading information technology and systems engineering and integration company, announced today its operating results for the three and six months ended June 30, 2003. Organic revenue growth for the second quarter was 20.1% and fully diluted EPS increased 86.2% from the second quarter of last year. The growth was due to strong performance in core business areas including: training; modeling and simulation; theater and national missile defense; and intelligence systems. In addition, the Company provided guidance for the third quarter 2003 and increased guidance for the full year 2003.

Reported Results

     Revenues for the second quarter of 2003 increased 25.8% to $254.1 million from $201.9 million for the comparable period in 2002 and included $11.6 million in revenue from recently acquired Information Spectrum, Inc. ("ISI"). Anteon completed the ISI acquisition on May 23, 2003. For the six months ended June 30, 2003, Anteon's revenues increased 22.3% to $482.7 million from $394.6 million in the comparable period in 2002. Operating income for the second quarter of 2003 increased 26.4% to $20.3 million from $16.0 million for the comparable period in 2002. For the six months ended June 30, 2003, operating income increased 25.2% to $38.2 million compared to $30.5 million for the comparable period in 2002. Net income for the second quarter of 2003 increased 87.1% to $10.3 million yielding earnings per share of $0.28 on a fully diluted basis, from $5.5 million and earnings per share of $0.15 on a fully diluted basis in the comparable period in 2002. Net income for the six months ended June 30, 2003 increased 101.0% to $19.4 million yielding earnings per share of $0.53 on a fully diluted basis, from $9.6 million and $0.30, respectively, compared to the same period in 2002. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of 2003 increased 20.9% to $21.7 million from $18.0 million for the comparable period in 2002. EBITDA for the six months ended June 30, 2003 increased 20.1% to $41.1 million compared to $34.2 million for the comparable period in 2002. A reconciliation between EBITDA and reported financial results is provided as an attachment to this press release.

New Business

     Anteon generated more than $365 million of new business orders during the second quarter of 2003 and had more than $1.2 billion in proposals under evaluation by customers at June 30, 2003. New business orders for the six months ended June 30, 2003 were $825 million dollars. The large majority of new orders in the second quarter came from tasks under the Company's existing government-wide contracts and schedules. Additional new orders were the result of significant growth on several existing tasks. New orders included:


          o More than $50 million in orders from the U.S. Navy for information technology and systems engineering support in a wide range of areas including: C4ISR, systems modernization; software development; and systems modeling

          o More than $40 million in orders from the U.S. Army for: constructive training; IT support for combat range upgrade and operations; and Unmanned Aerial Vehicle training

          o Nearly $80 million in orders from the U.S. Air Force to provide high-tech services primarily in the areas of: laser research; advanced technology studies; and logistics systems modernization


 CEO Comments

     Joseph M. Kampf, President and Chief Executive Officer of Anteon said, "I am extremely pleased with Anteon's second quarter results. Once again, we achieved strong organic growth in revenue and EPS. When announcing our fourth quarter and year-end results for 2002, I stated that Anteon remains extremely well positioned for continued growth throughout 2003 by virtue of our work in critical areas related to this nation's defense and security requirements. Anteon's performance continues to validate that assessment, and by acquiring ISI, we further strengthen that position."

Company Guidance

     The table below summarizes guidance for the third quarter 2003 and increases projected full-year 2003 revenue and EPS guidance.

Financial Guidance

                                      (Dollars and shares in millions, except per share amounts)
                                                  Q3 2003                    Full Year 2003
                                                  -------                    --------------

Revenues                                         $273-$278                      $1,040-$1,050
Weighted Average Shares
Outstanding                                         37.0                           36.9

Tax Rate                                           38.75%                          38.75%
Diluted Earnings Per
Common Share                               Meet or exceed $0.29                 $1.13 - $1.15


     The Company believes that growth in the Government information technology and integration and engineering services sector will remain robust for the foreseeable future. Anteon is optimally positioned to participate in this growth in areas that the Company believes are in the national security interest. For the long term, Anteon reiterates its previously stated organic revenue growth target of 13 to 15%.

Conference Call

     Anteon has scheduled a conference call for 10:00 a.m. Eastern Daylight Time TODAY, July 30, 2003, during which senior management will discuss second quarter results and respond to questions. The conference call will be Webcast (listen only) via Anteon's Website at www.anteon.com. A telephone replay of the call also will be available beginning at 1:00 p.m. Eastern Daylight Time on July 30, 2003, until midnight August 5, 2003. To access the replay, call (800) 642-1687 (U.S.) or (706) 645-9291 (International).
     The confirmation code for access to the replay is 1652987. A replay also will be available on Anteon's Website shortly after the conclusion of the call.

About Anteon

     Anteon, headquartered in Fairfax, Virginia, is a leading information technology and engineering solutions company providing support to the federal government and international sectors. For over 27 years, the Company has designed, integrated, maintained and upgraded state-of-the-art systems for national defense, intelligence, emergency response and other high priority government missions. Anteon also provides many of its government clients with the systems analysis, integration and program management skills necessary to manage the development and operations of their mission critical systems. For 2002, Anteon reported revenues of $826 million with a year-end personnel strength of approximately 5,900 employees. The Company acquired Information Spectrum, Inc. in May 2003 and currently has over 7,200 employees in more than 100 offices worldwide. Anteon frequently ranks among the top information technology integrators based on independent surveys, and was recently named one of the world's top 100 information technology companies in BusinessWeek's INFOTECH 100 Annual Report (2003). For more information, visit www.anteon.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

     The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward- looking statements include the Company's dependence on continued funding of U.S. government programs, government contract procurement and termination risks, including risks associated with protests, and other risks described in the Company's Securities and Exchange Commission filings. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the guidance provided today prior to its next earnings release.

                                     # # #


                                             ANTEON INTERNATIONAL CORPORATION
                                      UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                                     for the three months ended June 30, 2002 and 2003
                                               ($ in thousands, except EPS)


                                       Three Months Ended        Three Months Ended
                                           June 2003                 June 2002
                                       -------------------       -------------------


Revenues                                  $     254,093              $     201,938            25.8%

Cost of Revenues                                218,830                    174,674            25.3%
General and Administrative Expenses              14,446                     10,766            34.2%
Amortization of Intangible Assets                   563                        477            18.0%
                                             -----------                -----------
Operating Income                                 20,254                     16,021            26.4%

Other Income                                                                                    N/A
                                                      -                        354
Interest Expense                                  3,363                      7,349          (54.2%)
Minority Interest                                  (20)                          1              --%
                                             -----------                -----------
Pretax Income                                    16,871                      9,027            86.9%
Income Tax                                        6,562                      3,518            86.5%
                                             -----------                -----------
                                             -----------                -----------
Net income                                $      10,309              $       5,509            87.1%
                                             ===========                ===========
EBITDA                                           21,733                     17,974            20.9%
Cash flow from Operations                        10,411                      9,007            15.6%

Basic Shares                                     34,694                     33,891             2.4%
Diluted Shares                                   36,730                     36,554             0.5%
EPS, Basic                                $        0.30              $        0.16            82.8%
EPS, Diluted                              $        0.28              $        0.15            86.2%





                                                 ANTEON INTERNATIONAL CORPORATION
                                               UNAUDITED CONSOLIDATED STATEMENTS OF
                                             OPERATIONS for the six months ended June
                                                         30, 2002 and 2003
                                                   ($ in thousands, except EPS)


                                                            Six Months Ended             Six Months Ended
                                                               June 2003                    June 2002
                                                           -------------------          -------------------


Revenues                                                     $       482,684             $      394,566              22.3%

Cost of Revenues                                                     416,006                    341,693              21.7%
General and Administrative Expenses                                   27,419                     21,381              28.2%
Amortization of Intangible Assets                                      1,040                        954               9.0%
                                                                -------------               ------------
Operating Income                                                      38,219                     30,538              25.2%

Other Income                                                              --                        360                N/A
Interest Expense                                                       6,553                     15,083            (56.6%)
Minority Interest                                                       (32)                        (8)                N/A
                                                                -------------               ------------
Pretax Income                                                         31,634                     15,807             100.1%
Income Tax                                                            12,250                      6,164              98.7%
                                                                -------------               ------------
                                                                -------------               ------------
Net income                                                   $        19,384             $        9,643             101.0%
                                                                =============               ============
EBITDA                                                                41,056                     34,179              20.1%
Cash flow from Operations                                             23,772                    (2,000)                N/A

Basic Shares                                                          34,577                     30,031              15.1%
Diluted Shares                                                        36,680                     32,573              12.6%
EPS, Basic                                                   $          0.56             $         0.32              74.6%
EPS, Diluted                                                 $          0.53             $         0.30              78.5%



                                                   ANTEON INTERNATIONAL CORPORATION
                                                      CONSOLIDATED BALANCE SHEETS
                                                           ($ in thousands)


                                                              June 30, 2003       December 31, 2003
                                                            ------------------   -------------------

ASSETS

    Cash and cash equivalents                              $        3,829       $          4,266
    Accounts receivable, net                                      212,713                189,059
    Other current assets                                           15,513                 15,071

    Property and equipment, net                                    12,952                  9,992
    Goodwill, net                                                 213,634                138,619
    Intangible and other assets, net                                9,872                  7,685
                                                                -----------         --------------
Total assets                                               $      468,531       $        364,692
                                                                ===========         ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

    Accounts payable/accrued expenses and other current
      liabilities                                          $      122,394       $        116,007
    Indebtedness                                                  173,202                105,701
    Deferred revenue                                               12,131                  5,701
    Other long-term liabilities                                     9,624                  8,298
                                                               -----------         --------------

Total liabilities                                                 317,351                235,707

Minority interest in subsidiaries                                     188                    156
Stockholders' equity                                              150,992                128,829
                                                                -----------         --------------

Total liabilities and stockholders' equity                 $      468,531       $        364,692
                                                                ===========         ==============



                                             RECONCILIATION BETWEEN NET INCOME AND EBITDA
                                                           ($ in thousands)

                                                                    2002                                        2003
                                                 -----------------------------------------     -------------------------------------
                                                         Q1           Q2            H1              Q1           Q2           H1
                                                         --           --            --              --           --           --
Net Income                                            4,134        5,509         9,643           9,075       10,309       19,384

   Provision for income taxes                         2,646        3,518         6,164           5,688        6,562       12,250
   Interest expense, net of interest income           7,734        7,349        15,083           3,191        3,363        6,553
   Amortization                                         477          477           954             477          563        1,040
   Depreciation                                       1,215        1,121         2,336             892          936        1,828
                                                  ----------    ---------    ----------        --------    ---------    ---------
EBITDA (1)                                             16,205     17,974        34,179          19,323       21,733       41,056


(1) "EBITDA" as defined represents income before income taxes plus depreciation, amortization and net interest expense. EBITDA is a key financial measure but should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with accounting principles generally accepted in the United states of America). The company believes that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures.



                                                                                                                       Exhibit 99.2

                                             RECONCILIATION BETWEEN NET INCOME AND EBITDA
                                                           ($ in thousands)

                                                                  2002                                        2003
                                             ---------------------------------------------   ---------------------------------------
                                                        Q1          Q2            H1               Q1           Q2            H1
                                                        --          --            --               --           --            --
Net Income                                           4,134       5,509         9,643            9,075       10,309        19,384

   Provision for income taxes                        2,646       3,518         6,164            5,688        6,562        12,250
   Interest expense, net of interest income          7,734       7,349        15,083            3,191        3,363         6,553
   Amortization                                        477         477           954              477          563         1,040
   Depreciation                                      1,215       1,121         2,336              892          936         1,828
                                                  ---------    --------    ----------        ---------    ---------    ----------
EBITDA (1)                                          16,205      17,974        34,179           19,323       21,733        41,056


(1) "EBITDA" as defined represents income before income taxes plus depreciation, amortization and net interest expense. EBITDA is a key financial measure but should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with accounting principles generally accepted in the United states of America). The company believes that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures.

                                             NET DEBT RECONCILIATION
                                                ($ in thousands)


 Net Debt                               Q2 2003                    Q1 2003
 --------                       ---------------------      ---------------------

 Revolving Credit Facility          $   76,400                            --
 Term Loan                              19,302                        20,252
 Subordinated Notes Payable              2,500                         2,500
 Senior Subordinated Notes              75,000                        75,000
                                -------------------         --------------------
 Total:                                173,202                        97,752

 Less: Cash                              3,829                         9,408
                                -------------------         --------------------
 Net Debt                           $  169,373                  $     88,344
                                ===================         ====================

                         LTM EBITDA RECONCILIATION
                             ($ in thousands)



                                                        LTM July 02 - June 03

   Net Income                                                       36,185

      Provision for income taxes                                    22,809
      Interest expense, net of interest income                      13,098
      Amortization                                                   1,994
      Depreciation                                                   3,785
                                                    --------------------------
   EBITDA                                                           77,871


(1) "EBITDA" as defined represents income before income taxes plus depreciation, amortization and net interest expense. EBITDA is a key financial measure but should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with accounting principles generally accepted in the United states of America). The company believes that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures.

                                   LTM PROFORMA REVENUE
                                      ($ in thousands)


                    LTM July 2002 -           July 1, 2002 -
                        June 2003              May 23, 2003
                          Anteon                    ISI                  Total
                    ---------------         ------------------       -----------
Revenue                 913,944                  119,023              1,032,967